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                                    EXHIBIT C

                             JOINT FILING AGREEMENT


               The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Global Marine Inc. dated August 25, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d- 1(f) under the Securities Exchange Act of 1934.

Date:  August 25, 1997
                                                     SOROS FUND MANAGEMENT LLC
                                        SOROS FUND MANAGEMENT LLC


                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Assistant General Counsel


                                        GEORGE SOROS


                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact


                                        STANLEY F. DRUCKENMILLER


                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact


                                         DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                         By: /S/ GERALD KERNER
                                             ----------------------------------
                                             Gerald Kerner
                                             Managing Director